EXHIBIT 1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-170564 on Form S-8 of our report dated March 23, 2018 appearing in this Annual Report on Form 11-K of the State Auto Financial Corporation for the year ended December 31, 2017.

/s/ Clark, Schaefer, Hackett & Co.

Columbus, Ohio
March 23, 2018